CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Infinity, Inc. of our report dated June 21, 1996, which report appears in the annual report on Form 10-KSB of Infinity, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                     /s/ Mayer Hoffman McCann L.C.
                                     MAYER HOFFMAN MCCANN L.C.

Kansas City, Missouri
November 4, 1996